  SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2002

AZUREL, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-22809	13-384-2844
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 F. Commerce Road, Fairfield, New Jersey 00704
(Address of principal executive offices, including zip code)

(973) 575–9500
(Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On July 1, 2002, Flo Weinberg, Inc., a newly formed Delaware corporation (“Subsidiary”) wholly owned by Azurel, Ltd. (the “Registrant”) and the Registrant entered into an Agreement and Plan of Merger (the “Agreement”) with RM Enterprises International, Ltd. (“RM”), a Delaware corporation and Romantic Moments, Inc. (“RMI”), a Delaware corporation wholly owned and operated by RM. Pursuant to the Agreement, RMI was merged with and into the Subsidiary (the “Merger”) in consideration for the issuance by the Registrant of 9,500,000 shares of its common stock, par value $0.001 per share to RM.

Stockholders of the Registrant approved the Merger and the requisite increase in its shares of authorized common stock on October 17, 2002. The Agreement was effective as of October 31, 2002 pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware. The Registrant issued the 9,500,000 shares to RM on November 6, 2002 subsequent to the acceptance by the Secretary of State of Delaware of the Certificate of Amendment increasing its authorized shares of common stock on November 4, 2002.

The transaction, including the consideration of 9,500,000 shares of the Registrant’s common stock, was negotiated on an arms-length basis. Neither the Registrant nor Subsidiary had any affiliation with either of RM or RMI or any of its officers or directors.

ITEM 7. EXHIBITS

99.1	Agreement and Plan of Merger dated as of July 1, 2002 (the “Agreement ”), by and among the Registrant, Flo Weinberg, Inc., a newly formed Delaware corporation wholly owned and operated by the Company, RM Enterprises International, Ltd., a Delaware corporation and Romantic Moments, Inc., a Delaware corporation wholly owned and operated by RM.

99.2	Amendment to the Agreement dated as of September 9, 2002.

99.3	Press Release dated November 5, 2002.

99.4	All financial information required by Article 11 of Regulation S-X will be filed within 60 days of the date of this 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

AZUREL, LTD.

By:/s/ Steven Moskowitz
Steven Moskowitz

CEO

November 12, 2002